Hampshire Group, Limited

114 West 41st Street

New York NY 10036

December 2, 2009

Peter H. Woodward

MHW Capital Management

2632 Ravella Lane

Palm Beach Gardens, Florida 33410

Dear Peter:

We understand that MHW Capital Management (the “Fund”) is a significant shareholder of Hampshire Group, Limited (the “Company”), and that you have asked to join the Company’s Board of Directors (the “Board”). The Board of Directors is prepared to have you join the Board promptly following your execution of this letter agreement.

1.	Certain Defined Terms.

(a)       “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

(b)       “Buyout Transaction” shall mean a purchase, tender offer, merger, share exchange, consolidation, share combination, business combination or similar transaction or sale, lease, exchange, transfer, license or disposition of all or substantially all of the assets of the Company and its subsidiaries, taken together as a whole.

(c)       “Change of Control” shall mean the consummation of any transaction or series of related transactions involving (i) any purchase or acquisition (whether by way of tender offer, merger, share exchange, consolidation, share combination, business combination or otherwise) by any Person or group (as defined in Section 13(d)(3) of the Exchange Act) (such other Person or group, an “Acquiring Person”), of any of (A) securities representing a majority of the outstanding voting power of the Company entitled to elect the Board or (B) the majority of the outstanding shares of common stock of the Company, (ii) any sale, lease, exchange, transfer, license or disposition of all or substantially all of the assets of the Company and its subsidiaries, taken together as a whole, to an Acquiring Person, or (iii) any merger, consolidation or business combination in which the holders of voting securities of the Company immediately prior to the transaction, as a group, do not hold securities representing a majority of the outstanding voting power entitled to elect the board of directors of surviving entity in such merger, consolidation or business combination.

(d)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)	“Fund Affiliate” means any Affiliate of the Fund.
(f)	“Fund Group” shall mean the Fund and any Fund Affiliate.

(g)       “Person” shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

(h)       “Representatives”: shall mean, with respect to any Person, such Person’s directors, officers, employees, partners, members, agents and other representatives acting in such capacity.

2.	Standstill.

(a)       Without the prior written approval of a majority of the members of the Board who are not Affiliated with the Fund Group (the “Independent Directors”), from and after the date hereof until the third anniversary of this letter agreement, neither Peter H. Woodward nor the Fund shall (and will cause each Fund Group member not to), directly or indirectly, nor will they authorize or direct any of their Representatives to (and will take appropriate action against such Representatives to discourage), in each case:

(i)        acquire or agree, offer, seek or propose to be acquired, directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, any securities (which shall be interpreted broadly to include, without limitation, any debt or equity securities and any warrants, rights (derivative or otherwise) or options to acquire such securities) of the Company or any of its subsidiaries; provided, however, the foregoing shall not apply to acquisitions of common stock of the Company as long as such acquisitions do not result in the Fund Group beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 14.9% of the common stock of the Company;

(ii)       negotiate, encourage, enter into or publicly propose, directly or indirectly, any Buyout Transaction;

(iii)      make or in any way participate in any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Exchange Act) for securities of the Company or any of its subsidiaries;

(iv)      initiate or together with any other Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) initiate, any tender offer for any securities of the Company or any subsidiary thereof;

(v)       call, or seek to call, individually or together with any other Person or “group” (as defined in Section 13(d)(3) of the Exchange Act), a meeting of the Company's stockholders or initiate any stockholder proposal for action by stockholders of the Company;

(vi)      form or join or participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to the securities of the Company or any subsidiary thereof;

(vii)     arrange any financing for, or provide any financing commitment for, any Buyout Transaction or the purchase of any securities of the Company or any subsidiary thereof;

(viii)    bring any action or otherwise act to contest the validity of this letter agreement or seek a release of the restrictions contained herein;

(ix)      announce or disclose any intention, plan or arrangement inconsistent with the foregoing; or

(x)       take any actions which would be inconsistent with the purpose and intent of this letter agreement or require the Company to make any public announcement regarding any of the foregoing.

(b)       Notwithstanding the foregoing, the provisions of Sections 2(a)(i), (ii), (iv), (vi), (vii), (ix) and (x) (but in the case of clauses (ix) and (x) only to the extent reasonably necessary to permit the suspension of clauses (i), (ii), (iv), (vi) and (vii)) only shall be suspended on the date that the Board (including at least a majority of the Independent Directors) approves and recommends a Buyout Transaction proposed by any Person that would constitute a Change of Control; provided, however, that the provisions of Section 2(a) shall again become operative at any time that the Board (including at least a majority of the Independent Directors) (1) resolves not to pursue any such Buyout Transaction or (2) terminates, rejects or announces that it has withdrawn its recommendation of any such Buyout Transaction.

3.         Representations. Each party represents to the other that: (a) this letter agreement has been duly authorized by all necessary corporate or partnership action, as the case may be; and (b) this letter agreement is a valid and binding agreement of such party, enforceable against it in accordance with its terms.

4.         Specific Enforcement; Legal Effect. The parties hereto agree that any breach of this letter agreement would result in irreparable injury to other party and that money damages would not be an adequate remedy for such breach. Accordingly, without prejudice to the rights and remedies otherwise available under applicable law, either party shall be entitled to seek specific performance and equitable relief by way of injunction or otherwise if the other party breaches or threatens to breach any of the provisions of this letter agreement. It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. If any term, provision, covenant or restriction in this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. This letter agreement contains the entire agreement between the parties hereto concerning the matters addressed herein. No modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by the party against which enforcement of such waiver or amendment is sought. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto consents to the jurisdiction and venue of the federal and/or state courts located within the State of Delaware. If this letter agreement becomes the subject of a dispute, each of the parties hereto hereby irrevocably waives trial by jury in any action or proceeding (whether based on contract, tort or otherwise) arising out of this letter agreement. This letter agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

5.         Counterparts. This letter agreement may be executed in counterpart (including by facsimile), each of which shall be deemed an original.

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            If you are in agreement with the terms set forth above, please sign this letter agreement in the space provided below and return an executed copy to the undersigned.

Very truly yours,

HAMPSHIRE GROUP, LIMITED

By:/s/ Heath L. Golden

Name: Heath L. Golden

Title: President and Chief Executive Officer

Confirmed and Agreed:

MHW CAPITAL MANAGEMENT

By: /s/ Peter H. Woodward

Name: Peter H. Woodward
Title:	President

/s/ Peter H. Woodward

Peter H. Woodward, Individually